Exhibit 99.1

Quest Resource Holding Reports 2018 Financial Results

THE COLONY, TX – March 14, 2019 -- Quest Resource Holding Corporation (NASDAQ: QRHC) ("Quest"), a national leader in environmental reuse, recycling, and waste disposal services, today announced financial results for the quarter and year ended December 31, 2018.

Fourth Quarter and 2018 Financial Highlights

•	Fourth quarter revenue was $25.3 million, a 12.2% increase over the $22.5 million for the comparable quarter in 2017
•	Fourth quarter gross profit was $4.4 million and 17.5% compared with $3.1 million and 13.6% for the comparable quarter in 2017
•	Fourth quarter net income per share was $0.01 compared with a net loss per share of $(0.10) for the comparable quarter in 2017
•	Fourth quarter adjusted EBITDA improved by $1.0 million to $771,000 compared with an adjusted EBITDA loss of $(273,000) for the comparable quarter in 2017
•	Annual 2018 revenue was $103.8 million compared with $138.3 million for 2017
•	Annual 2018 gross profit was $16.9 million and 16.2% compared with $15.7 million and 11.4% for 2017
•	Annual 2018 net loss per share improved by $0.22 to $(0.16) compared with $(0.38) for 2017
•	Annual 2018 adjusted EBITDA improved by $1.5 million to $2.3 million compared with $823,000 for 2017
•	During 2018, Quest generated $3.0 million in cash flow from operations, which was used primarily to reduce borrowings by $1.7 million and bolster the cash balance to $2.1 million.

“Over the last two years, we have successfully executed on our strategic plan. We believe we now target the right markets with the right services.  We also believe we have operations firmly in place to sustainably support profitability while consistently providing excellent customer service.  During 2018, we restructured our sales force, which we believe has reignited our revenue growth engine.  As a result of our efforts, we have significantly improved profitability, posted the first quarterly GAAP net income in our history, and generated meaningful cash flow from operations.  We believe that our efforts have positioned us well to grow sales at our targeted rate of 10% to 15% per year.  At our current business levels, coupled with the operating leverage inherent in our business model, we expect profitability to continue to grow at an even faster pace,” said S. Ray Hatch, President and Chief Executive Officer.

2018 Earnings Conference Call and Webcast

Quest will conduct a conference call on Thursday, March 14, 2019, at 5:00 p.m. Eastern Time, to review the financial results for the fourth quarter and fiscal year ended December 31, 2018. Investors interested in participating on the live call can dial 1-888-394-8218 within the U.S. or 1-323-701-0225 from abroad. The conference call, which may include forward-looking statements, is also being webcast and will be available via the investor relations section of Quest’s website at www.QRHC.com.  A replay of the webcast will be archived on Quest’s investor relations website for 90 days.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

In this press release, a non-GAAP financial measure, "Adjusted EBITDA," is presented. From time-to-time, Quest considers and uses this supplemental measure of operating performance in order to provide an improved understanding of underlying performance trends. Quest believes it is useful to review, as applicable, both (1) GAAP measures that include (i) depreciation and amortization, (ii) interest expense, (iii) stock-based compensation expense, (iv) income tax expense, and (v) certain other adjustments, and (2) non-GAAP measures that exclude such items. Quest presents this non-GAAP measure because it considers it an important supplemental measure of Quest's performance. Quest's definition of this adjusted financial measure may differ from similarly named measures used by others. Quest believes this measure facilitates operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. This non-GAAP measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for the company's GAAP measures. (See attached table "Reconciliation of Net Loss to Adjusted EBITDA").

About Quest Resource Holding Corporation

Quest is a national provider of reuse, recycling, and disposal services that enable our customers to achieve their environmental and sustainability goals and responsibilities.  Quest provides businesses across multiple industry sectors with single source solutions for the reuse, recycling, and disposal of a wide variety of waste streams and recyclables generated by their operations.  Quest also provides information and data that tracks and reports the environmental results of Quest’s services, provides actionable data to improve business operations, and enables Quest’s customers to achieve their environmental and sustainability goals and responsibilities.

For more information, visit www.QRHC.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which provides a "safe harbor" for such statements in certain circumstances.  The forward-looking statements include, but are not limited to, our belief we now target the right markets with the right services; our belief we have operations firmly in place to sustainably support profitability while consistently providing excellent customer service; our belief that our restructured sales force has reignited our revenue growth engine; our belief that our efforts have positioned us well to grow sales at our targeted rate of 10% to 15% per year; our expectation profitability will continue to grow at an even faster pace, at our current business levels, coupled with the operating leverage inherent in our business model; our belief it is useful to review, as applicable, both (1) GAAP measures that include (i) depreciation and amortization, (ii) interest expense, (iii) stock-based compensation expense, (iv) income tax expense, and (v) certain other adjustments, and (2) non-GAAP measures that exclude such items; our belief that our definition of an adjusted financial measure facilitates operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis.  These statements are based on our current expectations, estimates, projections, beliefs, and assumptions.  Such statements involve significant risks and uncertainties.  Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including, but not limited to, competition in the environmental services industry, the impact of the current economic environment, and other factors discussed in greater detail in our filings with the Securities and Exchange Commission (SEC), including our Report on Form 10-K for the year ended December 31, 2018.  You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities.  Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

Investor Relations Contact:

Three Part Advisors, LLC

Joe Noyons

817.778.8424

Financial Tables Follow

Quest Resource Holding Corporation and Subsidiaries

STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
	(unaudited)
Revenue	$25,261	$22,505	$103,806	$138,346
Cost of revenue	20,844	19,452	86,943	122,633
Gross profit	4,417	3,053	16,863	15,713
Selling, general, and administrative	3,894	3,539	16,163	17,078
Depreciation and amortization	328	987	2,701	3,987
Total operating expenses	4,222	4,526	18,864	21,065
Operating income (loss)	195	(1,473)	(2,001)	(5,352)
Interest expense	(102)	(107)	(438)	(468)
Income tax expense	—	—	—	—
Net income (loss)	$93	$(1,580)	$(2,439)	$(5,820)
Net income (loss) applicable to common stockholders	$93	$(1,580)	$(2,439)	$(5,820)
Net income (loss) per common share:
Basic and diluted	$0.01	$(0.10)	$(0.16)	$(0.38)

Weighted average number of common shares outstanding:
Basic and diluted	15,321	15,292	15,311	15,281

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(Unaudited)

(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Net income (loss)	$93	$(1,580)	$(2,439)	$(5,820)
Depreciation and amortization	376	1,031	2,885	4,157
Interest expense	102	107	438	468
Stock-based compensation expense	200	169	794	1,710
Other adjustments	—	—	662	308
Income tax expense	—	—	—	—
Adjusted EBITDA	$771	$(273)	$2,340	$823

BALANCE SHEETS

(In thousands, except per share amounts)

	December 31,	December 31,
	2018	2017

ASSETS
Current assets:
Cash and cash equivalents	$2,122	$1,055
Accounts receivable, less allowance for doubtful accounts of $929 and $699 as of and December 31, 2018 and 2017, respectively	16,712	16,264
Prepaid expenses and other current assets	966	1,508
Total current assets	19,800	18,827

Goodwill	58,208	58,337
Intangible assets, net	2,611	5,032
Property and equipment, net, and other assets	968	1,320
Total assets	$81,587	$83,516

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$15,778	$14,254
Deferred revenue and other current liabilities	72	329
Total current liabilities	15,850	14,583

Revolving credit facility, net	5,194	6,763
Other long-term liabilities	—	22
Total liabilities	21,044	21,368

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized, no shares issued or outstanding as of December 31, 2018 and 2017	—	—
Common stock, $0.001 par value, 200,000,000 shares authorized, 15,328,870 and 15,302,455 shares issued and outstanding as of December 31, 2018 and 2017, respectively	15	15
Additional paid-in capital	159,702	158,868
Accumulated deficit	(99,174)	(96,735)
Total stockholders’ equity	60,543	62,148
Total liabilities and stockholders’ equity	$81,587	$83,516

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